Exhibit 99.3

INTERCREDITOR AGREEMENT

        This Intercreditor Agreement is made as of January 15, 2004 by and between WPV, Inc. (“Creditor”), and Comerica Bank (“Bank”).

Recitals

        A. Scientific Learning Corporation (“Borrower”), has requested and/or obtained certain loans or other credit accommodations from Bank under a Loan and Security Agreement (the “Loan Agreement”) of even date, pursuant to which Borrower has granted Bank a security interest in the Collateral (as defined in the Loan Agreement).

        B. Creditor has caused to be issued for the benefit of Bank a Standby Letter of Credit (the “Letter of Credit”) in support of Borrower’s obligations under the Loan Agreement. Borrower and Creditor are parties to a Reimbursement and Security Agreement (the “Reimbursement Agreement”) of even date pursuant to which Borrower agrees to reimburse Creditor for amounts paid in connection with the Letter of Credit, and secures its obligation under the Reimbursement Agreement with a security interest in the Collateral.

        C. Bank and Creditor desire to set forth their agreement with respect to the Collateral and certain other matters in this Agreement.

        NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

        1. Bank consents to Borrower’s granting Creditor a security interest in the Collateral under the Reimbursement Agreement, provided such security interest secures only Borrower’s obligation to reimburse Creditor for any amounts owing to Creditor under the Reimbursement Agreement (the “Creditor Debt”). Creditor consents to Borrower’s granting Bank a security interest in the Collateral under the Loan Agreement, provided such security interest secures only Borrower’s obligation to repay the Obligations, as defined in the Loan Agreement (the “Bank Debt”).

        2. Bank subordinates to Creditor any security interest or lien that Bank may have in the Collateral. Notwithstanding the respective dates of attachment or perfection of the security interest of Creditor and the security interest of Bank, the security interest of Creditor in the Collateral shall be prior to the security interest of Bank.

        3. To the extent permitted under the California Uniform Commercial Code and all other applicable laws, upon the occurrence and during the continuance of an Event of Default under the Loan Agreement, Bank will draw on the Letter of Credit before exercising any remedies with respect to the Collateral. If any amount remains outstanding under the Loan Agreement after such drawing, then, notwithstanding Section 2 hereof, Bank’s security interest in the Collateral shall have priority over Creditor’s security interest in the Collateral, and Bank may exercise its rights under the Loan Agreement and applicable law, in whatever manner or order as Bank in its sole discretion may determine, until the Bank Debt has been satisfied in full. Upon repayment of the Bank Debt, the security interest granted to Creditor under the Reimbursement Agreement shall be a first priority security interest. Until the Bank Debt is paid in full, Creditor will not demand or receive from Borrower (and Borrower will not pay to Creditor) any amount, by way of payment, prepayment, setoff, lawsuit or otherwise in respect of the Creditor Debt, nor will Creditor exercise any remedy with respect to the Collateral, nor will Creditor commence, or cause to commence, prosecute or participate in any administrative, legal or equitable action against Borrower in respect of the Creditor Debt. Nothing in this Agreement shall affect the ability of any director of the Borrower, including any nominee of the Creditor or any affiliate of the Creditor, to perform its fiduciary duties as a director of the Borrower. Creditor shall promptly deliver to Bank in the form received (except for endorsement or assignment by Creditor where required by Bank) for application to the Bank Debt any payment, distribution, security or proceeds received by Creditor with respect to the Creditor Debt other than in accordance with this Agreement.

        4. In the event of Borrower’s insolvency, reorganization or any case or proceeding under any bankruptcy or insolvency law or laws relating to the relief of debtors, these provisions shall remain in full force and effect.

        5. This Agreement shall remain effective for so long as the Bank has any obligation to make credit extensions to Borrower or Borrower owes any amounts to Bank under the Loan Agreement or otherwise. If, at any time after payment in full of the Bank Debt any payments of the Bank Debt must be disgorged by Bank for any reason (including, without limitation, the bankruptcy of Borrower), this Agreement and the relative rights and priorities set forth herein shall be reinstated as to all such disgorged payments as though such payments had not been made and Creditor shall immediately pay over to Bank all payments received with respect to the Creditor Debt to the extent that such payments would have been prohibited hereunder. At any time and from time to time, without notice to Creditor, Bank may take such actions with respect to the Bank Debt as Bank, in its sole discretion, may deem appropriate, including, without limitation, terminating advances to Borrower, increasing the principal amount, extending the time of payment, increasing applicable interest rates, renewing, compromising or otherwise amending the terms of any documents affecting the Bank Debt and any collateral securing the Bank Debt, and enforcing or failing to enforce any rights against Borrower or any other person. No such action or inaction shall impair or otherwise affect Bank’s rights hereunder. Creditor waives the benefits, if any, of Civil Code Sections 2809, 2810, 2819, 2845, 2847, 2848, 2849, 2850, 2899 and 3433.

        6. This Agreement shall bind any successors or assignees of Creditor and shall benefit any successors or assigns of Bank. This Agreement is solely for the benefit of Creditor and Bank and not for the benefit of Borrower or any other party. Creditor further agrees that if Borrower is in the process of refinancing a portion of the Bank Debt with a new lender, and if Bank makes a request of Creditor, Creditor shall agree to enter into a new subordination agreement with the new lender on substantially the terms and conditions of this Agreement.

        7. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

        8. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to conflicts of laws principles. Creditor and Bank submit to the exclusive jurisdiction of the state and federal courts located in Santa Clara County, California. CREDITOR AND BANK WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN.

        9. This Agreement represents the entire agreement with respect to the subject matter hereof, and supersedes all prior negotiations, agreements and commitments. Creditor is not relying on any representations by Bank or Borrower in entering into this Agreement, and Creditor has kept and will continue to keep itself fully apprised of the financial and other condition of Borrower. This Agreement may be amended only by written instrument signed by Creditor and Bank.

        10. In the event of any legal action to enforce the rights of a party under this Agreement, the party prevailing in such action shall be entitled, in addition to such other relief as may be granted, all reasonable costs and expenses, including reasonable attorneys’ fees, incurred in such action.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

“Creditor” WPV, INC. By: /s/ Timothy T. Curt —————————————— Title: Managing Director —————————————

“Bank” COMERICA BANK By: /s/ Rod Werner —————————————— Title: Vice President —————————————

The undersigned approves of the terms of this Agreement.

“Borrower” SCIENTIFIC LEARNING CORPORATION By: /s/ Jane A. Freeman —————————————— Title: Chief Financial Officer —————————————